UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Dillard’s, Inc.

(Exact name of registrant as specified in its charter)

Texas	71-0388071
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1600 Cantrell Road, Little Rock, Arkansas	72201
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered:	Name of each exchange on which each class is to be registered:
Class A Common Stock, $0.01 par value per share	Texas Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: ______________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Dillard’s, Inc. (the “Registrant”) is filing this Registration Statement on Form 8-A with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the transfer of the primary listing of its Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), from the New York Stock Exchange (the “NYSE”) to the Texas Stock Exchange LLC (the “TXSE”). The Class A Common Stock will trade on the TXSE under the symbol “DDS”. The Registrant expects that trading of the Class A Common Stock on the NYSE as a primary listing will end at market close on October 2, 2026, and that trading of the Class A Common Stock on the TXSE as a primary listing will begin at market open on October 5, 2026.

The description under the heading “Description of Securities” relating to the Registrant’s Class A Common Stock included in Exhibit 4(b) to the Registrant’s Annual Report on Form 10-K for the year ended January 31, 2026, filed with the SEC on March 27, 2026, is incorporated herein by reference, except that any reference to the NYSE is hereby amended to refer to the TXSE.

Item 2. Exhibits.

The following exhibits are incorporated herein by reference:

Number	Description
3(a)	Certificate of Formation of Dillard’s, Inc. (Exhibit 3.1 to Form 8-K dated as of August 20, 2025, File No. 1-6140).
3(b)	Bylaws of Dillard’s, Inc. (Exhibit 3.2 to Form 8-K dated as of August 20, 2025, File No. 1-6140).
4(b)	Description of Securities (Exhibit 4(b) to Form 10-K for the fiscal year ended January 31, 2026, File No. 1-6140).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dillard’s, Inc.

Date: September 28, 2026	By:	/s/ Dean L. Worley
Dean L. Worley
Vice President and General Counsel